EXHIBIT 24

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each undersigned director and/or officer of EntreMed, Inc. a corporation organized under the laws of the state of Delaware (the "Corporation"), hereby constitutes and appoints John W. Holaday, Robert B. Ott and Richard E. Baltz and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-8 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed therewith or with respect thereto, relating to the registration of shares of common stock, par value $0.01 per share, of the Corporation (the "Common Stock") issuable pursuant to the Corporation's Amended and Restated 1996 Stock Option Plan, the Corporation's 1992 Stock Incentive Plan and the exercise of certain issued compensatory warrants to purchase Common Stock, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS HEREOF, the undersigned director and/or officer has hereunto set his or her hand and seal, as of the date specified.


Signature                              Title                                                  Date
---------                              -----                                                  ----

/s/ John W. Holaday                    Chairman of the Board, President and                   November 9, 1998
-------------------                    Chief Executive Officer (Principal Executive Officer)
John W. Holaday, Ph.D.

/s/ R. Nelson Campbell                 Vice President and Chief Financial Officer             November 9, 1998
----------------------                 (Principal Financial and Accounting Officer)
R. Nelson Campbell

/s/ Samuel R. Dunlap                   Executive Advisor and Director                         November 9, 1998
--------------------
Samuel R. Dunlap, Jr.

/s/ Donald S. Brooks                   Director                                               November 9, 1998
--------------------
Donald S. Brooks







/s/ Jerry Finkelstein                  Director                                               November 9, 1998
---------------------
Jerry Finkelstein

/s/ Lee F. Meier                       Director                                               November 9, 1998
----------------
Lee F. Meier

/s/ Mark C.M. Randall                  Director                                               November 9, 1998
---------------------
Mark C.M. Randall

/s/ Wendell M. Starke                  Director                                               November 9, 1998
---------------------
Wendell M. Starke





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